UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

URBAN ONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

1010 Wayne Avenue

14th Floor

Silver Spring, Maryland 20910

(301) 429-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Capital Market

Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.Results of Operations and Financial Condition.

On August 9, 2022, Urban One, Inc. (the “Company”) issued a press release setting forth the results for its quarter ended June 30, 2022.  A copy of the press release is attached as Exhibit 99.1.

ITEM 8.01Other Events.

On August 8, 2022, the Company, the Audit Committee (the “Audit Committee”) of the Company's Board of Directors and executive management, in consultation with the Company's independent registered public accounting firm, BDO USA, LLP (“BDO”), determined that it was necessary for the Company to amend its prior disclosure in regards to Item 9A Controls and Procedures included in Form 10-K of the Company filed on March 15, 2022. As part of the preparation of the Company’s June 30, 2022 interim financial statements, the Company determined that there was an error in certain third party reports and assumptions used in the valuation of its radio broadcasting licenses. Management determined that we did not design and maintain effective controls over the completeness and accuracy of the balances of its radio broadcasting licenses, goodwill and related accounts. Specifically, the Company’s monitoring and control activities related to review of key third party reports and assumptions used in the valuation of its radio broadcasting licenses and goodwill were not operating effectively. This deficiency represents a material weakness in the Company’s internal controls over financial reporting at March 31, 2022 and December 31, 2021. See the Form 10-Q for the period ended June 30, 2022 that will be filed subsequent to this filing for additional information.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

The Company will file amendments to the 2021 Annual Report (updating Item 9A and BDO’s opinion relating to the effectiveness of the Company’s internal controls over financial reporting) and the 2022 Q1 Report (updating Item 4) on Forms 10K/A and/or 10Q/A shortly after the date this report.

Richmond Casino Update

In addition, the Company noted that on August 4, 2022, it announced that it will pursue running a referendum campaign to approve the One Resort + Casino project in the 2023 election cycle as provided by the current Virginia budget language.  The Company noted that despite its strong legal arguments to support moving forward in 2022, it asked its partner, the City of Richmond, to withdraw its petition for a November 2022 ballot referendum after determining that a long protracted legal dispute at this time does not best serve the citizens of Richmond or the Commonwealth of Virginia.  The Company noted that it is now focused on winning the Richmond casino referendum in 2023.

Forward Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended.   Any or all forward-looking statements may turn out to be wrong.  Forward looking statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: adverse effects which may arise in connection with the material weakness in our internal control over financial reporting or our failure to promptly remediate it; the extent of the impact of the slowing economy, the extent of the impact of the COVID-19 global pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including changes in unemployment rate; the impact of political protests and curfews imposed by state and local governments; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports).

ITEM 9.01.Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press release dated August 9, 2022: Urban One, Inc. Reports Second Quarter Results.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized..

URBAN ONE, INC.

Date: August 9, 2022	/s/ Peter D. Thompson
Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer